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                                                                  EXHIBIT 10(cc)
                                  SERVICES AGREEMENT

     This Services Agreement ("Agreement") is entered into this _____ day of July, 1997 (the "Effective Date") between Computerized Thermal Imaging, Inc., a Nevada corporation ("CTI") and Liberty Capital Group, Inc., a Washington corporation ("Consultant").

                                  W I T N E S S T H:

     WHEREAS, CTI desires to have the Consultant act as an independent agent for the purpose of providing certain services to CTI; and

     WHEREAS, Consultant is qualified and willing to provide such services pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other consideration, the sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1. SCOPE. CTI hereby engages and retains the Consultant as an independent contractors to provide the services set forth herein. The Consultant hereby agrees to provide all reasonable and necessary services associated with the following: (i) the development of a comprehensive business plan;
     (ii) future acquisition strategies; and (iii) any other ancillary services relating to the aforementioned (collectively, the "Services"). The parties acknowledge that none of the Services shall involve the performance of capital development or fund-raising services.

2. REPRESENTATIONS. Consultant hereby agrees to use its best efforts in providing the Services and loyally representing the interests of CTI in accordance with CTI's reasonable requirements and objectives. Consultant and CTI acknowledge that Consultant is experienced in providing the Services and will provide such Services with the diligence and care of others in the industry. Consultant further represents that it has not, and shall not, enter into any agreement during the term of this Agreement which might prevent it from performing its obligations hereunder.

3. FEES AND EXPENSES. In full consideration of the Services provided hereunder, CTI hereby grants to Consultant options (the "Options") to purchase all or any portion of 300,000 shares of common stock of the Company (the "Shares") at a purchase price equal to $0.60 per Share (the "Exercise Price") in accordance with the provisions below.

4. AMOUNT AND DATES EXERCISABLE. The Options may be exercised in whole or in part by Consultant based on the following schedule:

     (a) The Options for up to 100,000 Shares shall become exercisable on or after the first date, following the effective date, that the "Stock Price" (defined as the Low Bid Price for the Company's common stock over three consecutive business days) reaches a level of $2.00 per share;

     (b) The Options for up to an additional 100,000 Shares shall become exercisable on or after the first date thereafter that the Stock Price reaches a level of $3.00 per share; and

     (c) The Options for up to an additional 100,000 Shares shall become exercisable on or after the first date thereafter that the Stock Price reaches a level of $5.00 per share.

     (d) In the event, CTI terminates this Agreement for "cause" (defined as the breach of any covenant of this Agreement by Consultant and/or Consultant's negligence or failure to perform services in accordance with reasonable industry standards) then (i) any Options that are exercisable as of the date of such termination shall be deemed earned by Consultant, surviving termination and exercisable on or before three (3) years after the effective date, and (ii) any Options that are not yet

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          exercisable as of the date of such termination of employment will terminate automatically without notice and be of no further force or effect.

     (e) Notwithstanding anything in this Agreement to the contrary, the Options will terminate automatically without notice and be of no further force or effect to the extent the Options are not yet exercised within three (3) years after the effective date.

5. EXERCISE OF OPTIONS. The Options may be exercised on one or more occasions, but can only be exercised for whole Shares. The Options shall be exercised by Consultant by delivering to the Company (i) written notification that any or all of the Options are exercisable, including evidence reasonably satisfactory to the Company to that effect, (ii) the cash required to pay in full an amount equal to the total Exercise Price for the number of Shares so exercised. Then, the Company shall deliver to Consultant certificate(s) for said Shares (collectively, the "Option Shares"). Consultant shall execute such documents and instruments as requested by counsel of the Company to satisfy securities laws or evidence the issuance and receipt and performance for the Option Shares, including acknowledgment of all investor representations deemed necessary by Company counsel.

6. TRANSFERABILITY OF OPTIONS. Except as herein set forth, the Options shall not be transferable by Consultant and shall be exercisable only by Consultant.

7.   REQUIREMENTS OF LAW.

     (a) COMPLIANCE WITH LAWS. The Company shall not be required to sell or issue any Option Shares under this Agreement if the issuance of such Option Shares shall constitute a violation by Consultant or the Company of any provisions of any law or regulation of any governmental authority. The Company represents that this Agreement does not violate its by-laws. The Company shall not be obligated to take any affirmative action other than that which is specifically set forth in this Section 5 in order to cause the exercise of the Options or the issuance of Option Shares pursuant hereto to comply with any law or regulation of any governmental authority.

     (b) FEDERAL AND STATE SECURITIES LAWS. Upon exercise of the Options, unless a registration statement under the Securities Act of 1933, as amended (the "'33 Act"), is in effect with respect to the Option Shares covered hereby, the Company shall not be required to issue such Option Shares unless the Company has received evidence reasonably satisfactory to it that such issuance is exempt from registration under the '33 Act and all applicable state securities laws. The Company shall be obligated to register the Option Shares, if permitted by applicable state securities laws. Unless registered or exempt from restriction, the certificate(s) issued representing the Option Shares shall bear a legend in substantially the following form:

               The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that registration is not required for such sale or transfer.

     (c) OBLIGATION TO REGISTER SHARES. If an event has occurred which would permit the Consultant to exercise the Options and purchase the Shares, the Consultant has the right to demand registration of the Shares when
          issued.   In addition, if Option Shares have been exercised but not
          yet registered, the Consultant shall have piggy back registration rights to require the Shares which have been issued be registered in the event the Company is filing any other registration statement to register any other shares of stock of the Company.

     (d) INVESTMENT INTENT. Consultant hereby represents and warrants that the Options and Option Shares are being acquired solely for the account of Consultant for investment purposes only and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; Consultant has no

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          contract, understanding, undertaking, agreement, or arrangement with any person to sell, transfer or pledge to any person the Options or Option Shares or any part thereof; Consultant has no present plans to enter into any such contract, undertaking, agreement or arrangement; Consultant understands the legal consequences of the foregoing representations and warranties to mean that Consultant must bear the economic risk of the investment in the Option Shares for an indefinite period of time; Consultant has such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of acquiring the Option Shares; and Consultant acknowledges that the acquisition of the Option Shares involves a HIGH degree of risk that may result in the loss of the total amount of Consultant's investment in the Options and Option Shares.

     (e) DUE DILIGENCE. Consultant acknowledges that it has for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Options and Option Shares and the actual and proposed business and affairs of the Company, and is satisfied with the results thereof, and been given access, if requested, to all documents with respect to the Company or this transaction, as well as to such other information that Consultant has requested to evaluate an investment in the Options and Option Shares. Consultant has made its own determination of the value of the Options and has not received or relied upon any statements, representations, or warranties of the Company or its agents or representatives.

8. NO RIGHTS AS SHAREHOLDER. Consultant shall have no rights as a shareholder of the Company with respect to the Option Shares until the date of issuance of a certificate for such Option Shares; no adjustment for distributions, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

9.   CHANGES IN THE COMPANY'S STRUCTURE.

     (a) CHANGES IN STRUCTURE. The existence of the Options shall not affect in any way the right or power of the Company, directors, or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or any other security or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) CHANGES IN NUMBER OF SHARES. If, while the Options are outstanding, the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend, or other increase or reduction of the number of Shares outstanding, without receiving compensation therefor in money, services, or property, then
          (i) in the event of such an increase in the number of Shares outstanding, the number of Option Shares then subject to the Options shall be proportionately increased, and the Exercise Prices shall be proportionately reduced and (ii) in the event of such a reduction in the number of Shares outstanding, the number of Option Shares then subject to the Options shall be proportionately reduced, and the Exercise Prices shall be proportionately increased.

     (c) CHANGES IN CORPORATE STRUCTURE. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, Consultant shall, at no additional cost, be entitled upon exercise of the Options to receive (subject to any required action by shareholders) in lieu of the number of Option Shares as to which the Options shall then be so exercisable, the number and class of shares or other securities to which Consultant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, Consultant had been the holder of record of a number of Shares equal to the number of Option Shares as to which the Options shall be so exercised. In the event the Company agrees to be merged with or consolidated

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          into one or more corporations or other entities in which the
          Company shall not be the surviving entity then, the Company shall, prior to such merger or consolidation, obtain the full and unconditional agreement of such surviving entity to assume all of the obligations of the Company under this Agreement.

     (d) ISSUANCE OF SHARES. Except as hereinbefore expressly provided, the issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares then subject to the Options.

10. EXPENSES. All expenses, including travel and lodging, incurred by the Consultant in the performance of Services shall be the sole responsibility of the Consultant, unless otherwise agreed in writing. During the continuance of this Agreement, Consultant shall certify as regular and guarantee Consultant's situation towards all relevant tax authorities, social administrations and professional organizations, if applicable, as being in conformity with Consultant's status as an independent contractor.

11. CONFIDENTIAL INFORMATION. During the term of consultation with CTI, the Consultant will have access to and become acquainted with sensitive and confidential information regarding CTI and its business. Consultant acknowledges that the confidential information has been developed or acquired by CTI through the expenditure of substantial time, effort and money and serves to provide CTI with an advantage over it competitors. Consultant hereby agrees that such confidential information may not be disclosed to third parties unless otherwise agreed to in writing by CTI. The Consultant further agrees not to use any information made available to or coming into its possession or knowledge in a manner that is adverse to the business of CTI. This provision shall survive the termination of this Agreement.

12. LIMITATION OF LIABILITY. CTI hereby agrees to indemnify, defend and hold harmless Consultant for any and all claims, causes of action, penalties, fines, settlements, and judgements against Consultant which arise out of or relate to the Consultant's performance of Services, with the exception of any gross negligence or willful misconduct of Consultant.

13. DURATION. This Agreement shall remain in effect for a period of one (1) year commencing on the Effective Date, unless it appears from the context of a provision that it is intended to survive the termination of this Agreement. CTI may terminate this Agreement for "cause" by providing five
     (5) days written notice to the other party.

14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association ("AAA") shall be responsible for (i) appointing a sole arbitrator, and (ii) administering the case in accordance with the AAA Rules. This Agreement and all other documents executed pursuant hereto shall be governed by and construed in accordance with the substantive laws of the State of Washington, without regard to any conflicts of laws principles thereof. The situs of the arbitration shall be Seattle, Washington. Any order or judgement rendered by the arbitrator may be entered by any court having jurisdiction.

15. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties.

16. HEADINGS. Headings used in this Agreement are used for convenience only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

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17.  ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all documents, verbal consents, or understandings made before the conclusion of this Agreement. The terms of this Agreement may be amended or modified only by written agreement signed by all of the parties hereto. All changes, supplements or amendments to this Agreement will be valid only when agreed upon by the parties and made in writing.

18. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, or if sent by certified mail, return receipt requested, or telexed or telefaxed to the party entitled thereto with confirmation of transmission, addressed as set forth on the signature pages hereto, unless such address is changed by written notice hereunder. If so mailed the same shall not be deemed effective until three (3) business days after posting.

19. WAIVERS. No waiver of any term or condition of this Agreement shall be valid except by an instrument in writing expressly waiving such term or condition signed by the waiving party. A waiver by any party of any term or condition of this Agreement in any one instance shall not be deemed or construed as a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right undertaking, obligation or agreement of either party.

20. SEVERABILITY. Should any part or provision of the Agreement be judicially held to be unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding and shall remain in full force and effect.

21. GENERAL ASSURANCES. The parties agree to execute, acknowledge, and deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

22. DUPLICATE ORIGINALS. This Agreement may be executed in one or more counterparts, each of which shall be treated and deemed an original, but all of which together shall constitute one and the same document.

23. CONSTRUCTION OF AGREEMENT. The parties hereto acknowledge and agree that neither this Agreement nor any of the other documents executed in connection herewith shall be construed more favorably in favor of one than the other based upon which party drafted the sane, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the documents executed in connection herewith.

24. NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly forth in this Agreement, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

25. RELATIONSHIP OF PARTIES. Consultant is providing services on an independent contractor basis. Notwithstanding anything to the contrary herein, this agreement shall not in any manner be construed to create a joint venture, partnership, agency or other similar form of relationship, and neither party shall have the right or authority to: (i) commit the other party to any obligation or transaction not expressly authorized by such other party, or (ii) act or purport to act as agent or representative of the other, except as expressly authorized in writing by such other party.


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                              CTI:

                              COMPUTERIZED THERMAL IMAGING, INC.
ADDRESS:

141 North State Street, Suite 161
Lake Oswego, Oregon 97034
(503) 650-0119                By: /s/ David B. Johnston
                                 --------------------------------------
                                  David B. Johnston,
                                  Chief Executive Officer
                                  Dated: July 21, 1997




                              CONSULTANT:

                              LIBERTY CAPITAL GROUP, INC.
ADDRESS:

814 Lakeway Drive, Suite 262
Bellingham, WA  98226
(360) 676-6580 Telecopier     By: /s/ Jay Allen Greig
                                 --------------------------------------
                                  Jay Allen Greig
                                  Title:
                                        -------------------------------
                                  Dated: July 20, 1997

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